TIMKEN

Timken Reports Strong Second-Quarter 2017 Results;
Raises Full-Year Outlook

•	Reports sales of $751 million, up 11 percent from the second quarter of 2016

•	Generated earnings per diluted share of $1.04 on a GAAP basis, with adjusted earnings per diluted share of $0.68

•	Raises 2017 outlook; now expects 2017 GAAP earnings of $2.60 to $2.70 per diluted share and adjusted earnings of $2.50 to $2.60 per diluted share

NORTH CANTON, Ohio: July 26, 2017 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and mechanical power transmission products, today reported second-quarter 2017 sales of $750.6 million, up 11.4 percent from the same period a year ago and up 6.6 percent from the first quarter. The year-over-year increase in sales reflects improved demand across industrial end markets led by off-highway and industrial distribution, as well as the benefit of acquisitions, partially offset by continued weakness in rail.

In the second quarter, Timken posted net income of $82.5 million or $1.04 per diluted share, versus net income of $48.2 million or $0.61 per diluted share for the same period a year ago. The current period includes a net benefit of approximately $30 million related to adjustments to accruals for prior-year taxes, while the year-ago period included CDSOA1 income of approximately $4 million after tax. The year-over-year change in net income also reflects the favorable impact of higher volume and acquisitions, partially offset by unfavorable price/mix, and higher material, logistics and selling, general and administrative (SG&A) costs.

Excluding special items (detailed in the attached tables), adjusted net income in the second quarter of 2017 was $54 million or $0.68 per diluted share, up from $46.8 million or $0.59 per diluted share for the same period in 2016. The increase in adjusted net income reflects the favorable impact of higher volume and acquisitions, partially offset by unfavorable price/mix and higher material, logistics and SG&A costs. The company generated cash from operations of $67.8 million and free cash flow of $47.2 million in the second quarter of 2017.

“Most of our end markets continued to strengthen sequentially from the first quarter. We responded well by delivering strong sales and earnings growth with margin expansion in Process Industries,” said Richard G. Kyle, Timken president and chief executive officer. “We also advanced our strategy by completing several acquisitions and continuing to invest organically in our product lines and manufacturing capabilities in the quarter.”

Among recent developments, the company:

•	Began shipments from its new, state-of-the-art tapered roller bearing plant in Romania;

•	Completed the acquisition of PT Tech, adding a new category of industrial clutches and brakes to its mechanical power transmission portfolio;

•	Completed the acquisition of Groeneveld Group, a leading provider of automatic lubrication solutions used in on- and off-highway applications, significantly growing Timken’s presence in this space;

•	Entered into a definitive agreement to acquire ABC Bearings Ltd., a manufacturer of roller bearings and slewing rings in India, to serve domestic and export markets;

•	Increased the company’s quarterly dividend by 4 percent to 27 cents per share; and

•	Was named one of America’s Best Large Employers by Forbes magazine for the second consecutive year in a row.

1

TIMKEN

Second-Quarter 2017 Segment Results

Mobile Industries reported sales of $408.4 million, up 11 percent compared with the same period a year ago, with higher shipments in the off-highway, aerospace and heavy truck sectors, as well as the benefit of acquisitions, partially offset by declines in the rail sector.

Earnings before interest and taxes (EBIT) in the quarter were $34.4 million or 8.4 percent of sales, compared with EBIT of $37.4 million or 10.2 percent of sales for the same period a year ago. The decrease in EBIT primarily reflects higher material, logistics and SG&A costs and unfavorable price/mix, partially offset by the favorable impact of higher volume and acquisitions.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $35.9 million or 8.8 percent of sales, compared with $39.7 million or 10.8 percent of sales in the second quarter last year.

Process Industries reported sales of $342.2 million, up 11.9 percent from the same period a year ago, driven primarily by increased demand in the industrial distribution and heavy industries sectors and the benefit of acquisitions.

EBIT for the quarter was $60.2 million or 17.6 percent of sales, compared with EBIT of $47.9 million or 15.7 percent of sales for the same period a year ago. The increase in EBIT was driven by the favorable impact of higher volume, manufacturing performance and acquisitions, partially offset by unfavorable price/mix and higher SG&A expenses.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $60.2 million or 17.6 percent of sales, compared with $48.9 million or 16 percent of sales in the second quarter last year.

2017 Outlook

“As a result of stronger end-market demand, recent acquisitions and the advancements we’ve made in our business, we are raising our full-year revenue and earnings outlook for 2017,” said Kyle. “In the second half, we expect to deliver double digit year-on-year growth in revenue and EPS while expanding margins and delivering strong free cash flow.”

The company now expects 2017 revenue to be up approximately 11 percent in total versus 2016. Within its segments, the company estimates full-year 2017:

•
Mobile Industries sales to be up 11 to 12 percent, driven by the benefit of acquisitions and improved demand in the off-highway and heavy truck sectors, partially offset by continued weakness in the rail sector.

•	Process Industries sales to be up 10 to 11 percent, reflecting growth across most end-market sectors and the benefit of acquisitions.

Timken now anticipates 2017 earnings per diluted share to range from $2.60 to $2.70 for the full year on a GAAP basis, which does not include the impact of any potential mark-to-market pension remeasurement adjustments in the second half.

Excluding special items (detailed in attached tables), the company expects 2017 adjusted earnings per diluted share to range from $2.50 to $2.60.

2

TIMKEN

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:            Wednesday, July 26, 2017
11 a.m. Eastern Time
Live Dial-In: 877-856-1969 or 719-325-4817
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 2Q Earnings Call

Conference Call Replay:        Replay Dial-In available through August 9, 2017:
888-203-1112 or 719-457-0820
Replay Passcode: 6699871

Live Webcast:            http://investors.timken.com

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, belts, chain, couplings, lubrication systems and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company's growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Drives®, Lovejoy®, Groeneveld® and Interlube™. Known for its quality products and collaborative technical sales model, Timken posted $2.7 billion in sales in 2016. With more than 14,000 employees operating from 29 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the second quarter of 2017; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of changes to the company's accounting methods; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; and retention of U.S. Continued Dumping and Subsidy Offset Act distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2016, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

1 Represents funds received by the Company under the U.S. Continued Dumping and Subsidy Offset Act (CDSOA).

3

TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net sales	$750.6	$673.6	$1,454.4	$1,357.6
Cost of products sold	548.8	489.1	1,072.1	990.0
Gross Profit	201.8	184.5	382.3	367.6
Selling, general & administrative expenses	123.8	108.0	243.4	225.3
Impairment and restructuring charges	0.8	2.9	2.5	13.4
Operating Income	77.2	73.6	136.4	128.9
Continued Dumping and Subsidy Offset Act income, net (1)	—	6.1	—	53.8
Other income (expense), net	4.5	(1.7)	6.2	(1.7)
Earnings Before Interest and Taxes (EBIT) (2)	81.7	78.0	142.6	181.0
Interest expense, net	(7.8)	(8.3)	(15.1)	(16.4)
Income Before Income Taxes	73.9	69.7	127.5	164.6
(Benefit) provision for income taxes	(8.1)	21.5	7.4	50.6
Net Income	82.0	48.2	120.1	114.0
Less: Net loss attributable to noncontrolling interest	(0.5)	—	(0.6)	(0.1)
Net Income Attributable to The Timken Company	$82.5	$48.2	$120.7	$114.1

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.06	$0.61	$1.55	$1.44

Diluted Earnings per share	$1.04	$0.61	$1.53	$1.43

Average Shares Outstanding	77,931,576	78,671,509	77,814,438	79,225,703
Average Shares Outstanding - assuming dilution	79,029,397	79,312,774	78,944,429	79,880,222

(1) U.S. Continued Dumping and Subsidy Offset Act ("CDSOA") income, net, represents the amount of funds received by the Company from monies collected by U.S. Customs and Border Protection ("U.S. Customs") on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(2) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

4

TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2017	2016	2017	2016

Mobile Industries
Net sales	$408.4	$367.8	$791.4	$751.0
Earnings before interest and taxes (EBIT) (1)	$34.4	$37.4	$65.2	$69.4
EBIT Margin (1)	8.4%	10.2%	8.2%	9.2%

Process Industries
Net sales	$342.2	$305.8	$663.0	$606.6
Earnings before interest and taxes (EBIT) (1)	$60.2	$47.9	$103.2	$81.7
EBIT Margin (1)	17.6%	15.7%	15.6%	13.5%

Corporate expense	$(12.9)	$(13.4)	$(25.8)	$(23.9)
CDSOA income, net (2)	—	6.1	—	53.8

Consolidated
Net sales	$750.6	$673.6	$1,454.4	$1,357.6
Earnings (loss) before interest and taxes (EBIT) (1)	$81.7	$78.0	$142.6	$181.0
EBIT Margin (1)	10.9%	11.6%	9.8%	13.3%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's core operations of the segments and Company, respectively.

(2) CDSOA income, net, represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

5

TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$445.1	$148.8
Restricted cash	2.8	2.7
Accounts receivable	501.7	438.0
Inventories, net	617.0	553.7
Other current assets	92.9	68.7
Total Current Assets	1,659.5	1,211.9
Property, plant and equipment, net	811.6	804.4
Goodwill and other intangible assets	661.7	628.5
Non-current pension assets	31.1	32.1
Other assets	74.6	86.3
Total Assets	$3,238.5	$2,763.2

LIABILITIES
Accounts payable	$233.4	$176.2
Short-term debt, including current portion of long-term debt	54.5	24.2
Income taxes	6.7	16.9
Accrued expenses	243.3	235.4
Total Current Liabilities	537.9	452.7

Long-term debt	947.1	635.0
Accrued pension cost	158.8	154.7
Accrued postretirement benefits cost	127.7	131.5
Other non-current liabilities	47.4	78.4
Total Liabilities	1,818.9	1,452.3

EQUITY
The Timken Company shareholders' equity	1,387.0	1,279.7
Noncontrolling Interest	32.6	31.2
Total Equity	1,419.6	1,310.9
Total Liabilities and Equity	$3,238.5	$2,763.2

6

TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2017	2016	2017	2016
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net income attributable to The Timken Company	$82.5	$48.2	$120.7	$114.1
Net loss attributable to noncontrolling interest	(0.5)	—	(0.6)	(0.1)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33.9	32.4	66.8	65.0
Impairment charges	—	—	—	2.6
CDSOA receivable	—	41.9	—	(6.2)
Pension and other postretirement expense	2.7	4.8	9.9	9.7
Pension and other postretirement benefit contributions and payments	(6.1)	(4.1)	(12.2)	(14.3)
Changes in operating assets and liabilities:
Accounts receivable	4.3	9.6	(46.0)	4.7
Inventories	(31.6)	(8.1)	(38.1)	(8.2)
Accounts payable	1.9	(4.0)	50.5	12.5
Accrued expenses	30.4	21.4	2.0	(8.9)
Income taxes	(57.2)	5.3	(49.0)	29.2
Other, net	7.5	8.1	10.5	4.0
Net Cash Provided by Operating Activities	$67.8	$155.5	$114.5	$204.1

INVESTING ACTIVITIES
Capital expenditures	$(20.6)	$(26.2)	$(39.9)	$(50.4)
Acquisitions	(63.5)	(0.7)	(64.1)	(0.7)
Other, net	2.1	0.5	(4.9)	0.1
Net Cash Used in Investing Activities	$(82.0)	$(26.4)	$(108.9)	$(51.0)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.1)	$(20.4)	$(41.4)	$(41.1)
Purchase of treasury shares	(18.9)	(33.2)	(27.0)	(68.2)
Proceeds from exercise of stock options	9.1	0.1	25.7	0.4
Shares surrendered for taxes	(1.2)	—	(9.4)	(1.5)
Net proceeds (payments) from credit facilities	355.1	(55.6)	332.5	(24.4)
Net payments from long-term debt	(0.1)	—	(0.4)	—
Other, net	—	—	(0.1)	4.8
Net Cash Provided by (Used in) in Financing Activities	$322.9	$(109.1)	$279.9	$(130.0)
Effect of exchange rate changes on cash	6.9	(1.3)	10.8	3.3
Increase in Cash and Cash Equivalents	$315.6	$18.7	$296.3	$26.4
Cash and Cash Equivalents at Beginning of Period	129.5	137.3	148.8	129.6
Cash and Cash Equivalents at End of Period	$445.1	$156.0	$445.1	$156.0

7

TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income (Loss) and Adjusted Earnings Per Share to GAAP Earnings (Loss) Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2017	EPS	2016	EPS	2017	EPS	2016	EPS
Net Income Attributable to The Timken Company	$82.5	$1.04	$48.2	$0.61	$120.7	$1.53	$114.1	$1.43

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$3.3		$3.4		$7.9		$14.1
Acquisition related charges (3)	2.4		0.8		2.5		0.8
Gain on sale of real estate (4)	(2.0)		—		(2.0)		—
Pension related charges (5)	—		—		4.4		1.2
CDSOA income, net (6)	—		(6.1)		—		(53.8)
Health care plan modification costs (7)	(0.7)		—		(0.7)		—
Gain on dissolution of subsidiary	—		—		—		(1.4)
Tax indemnification (8)	(1.0)		—		(1.0)		—
(Benefit) provision for income taxes (9)	(30.5)		0.5		(34.1)		11.7
Total Adjustments:	(28.5)	(0.36)	(1.4)	(0.02)	(23.0)	(0.29)	(27.4)	(0.34)
Adjusted Net Income from The Timken Company	$54.0	$0.68	$46.8	$0.59	$97.7	$1.24	$86.7	$1.09

(1) Adjustments are pre-tax, with net tax provision (benefit) listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Acquisition related charges in 2017 relate to the acquisition of Groeneveld Group ("Groeneveld"), Torsion Control Products, Inc. ("Torsion Control Products"), PT Tech, Inc. ("PT Tech") and EDT Corp. ("EDT"), including one-time transaction costs.

(4) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa during the second quarter of 2017.

(5) In 2017, pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement. In 2016, pension related charges represented professional fees associated with the implementation of a group annuity contract.

(6) CDSOA income, net, represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(7) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(8) The tax indemnification in 2017 represents a receivable from TimkenSteel related to the settlement of certain tax liabilities and pursuant to the Tax Sharing Agreement between the Company and TimkenSteel dated June 30, 2014.  This amount was recorded in other income.

(9) (Benefit) provision for income taxes includes the impact of discrete tax items recorded during the respective periods, including the net benefit of prior year tax matters during the second quarter of 2017, as well as the net tax impact on pre-tax adjustments, to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

8

TIMKEN

Reconciliation of EBIT to GAAP Net Income (Loss), and EBIT Margin, After Adjustments, to Net Income (Loss) as a Percentage of Sales and EBIT, After Adjustments, to Net Income (Loss):
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings (loss) before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income (loss) to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2017	Percentage to Net Sales	2016	Percentage to Net Sales	2017	Percentage to Net Sales	2016	Percentage to Net Sales
Net Income	$82.0	10.9%	$48.2	7.2%	$120.1	8.3%	$114.0	8.4%

(Benefit) provision for income taxes	(8.1)	(1.1)%	21.5	3.2%	7.4	0.5%	50.6	3.7%
Interest expense	8.5	1.1%	8.7	1.3%	16.4	1.1%	17.1	1.3%
Interest income	(0.7)	—%	(0.4)	(0.1)%	(1.3)	(0.1)%	(0.7)	(0.1)%
Consolidated EBIT	$81.7	10.9%	$78.0	11.6%	$142.6	9.8%	$181.0	13.3%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$3.3	0.4%	$3.4	0.5%	$7.9	0.5%	$14.1	1.1%
CDSOA income (2)	—	—%	(6.1)	(0.9)%	—	—%	(53.8)	(4.0)%
Health care plan modification costs (3)	(0.7)	(0.1)%	—	—%	(0.7)	—%	—	—%
Acquisition related charges (4)	2.4	0.3%	0.8	0.1%	2.5	0.2%	0.8	0.1%
Gain on sale of real estate (5)	(2.0)	(0.2)%	—	—%	(2.0)	(0.1)%	—	—%
Pension related charges (6)	—	—%	—	—%	4.4	0.3%	1.2	0.1%
Tax indemnification (7)	(1.0)	(0.1)%	—	—%	(1.0)	(0.1)%	—	—%
Gain on dissolution of subsidiary	—	—%	—	—%	—	—%	(1.4)	(0.1)%
Total Adjustments	2.0	0.3%	(1.9)	(0.3)%	11.1	0.8%	(39.1)	(2.8)%
Adjusted EBIT	$83.7	11.2%	$76.1	11.3%	$153.7	10.6%	$141.9	10.5%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) CDSOA income, net, represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(3) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(4) Acquisition related charges in 2017 relate to the acquisition of Groeneveld, Torsion Control Products, PT Tech and EDT, including one-time transaction costs.

(5) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa during the second quarter of 2017.

(6) In 2017, pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement. In 2016, pension related charges represented professional fees associated with the implementation of a group annuity contract.

(7) The tax indemnification in 2017 represents a receivable from TimkenSteel related to the settlement of certain tax liabilities and pursuant to the Tax Sharing Agreement between the Company and TimkenSteel dated June 30, 2014.  This amount was recorded in other income.

9

TIMKEN

Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended June 30, 2017	Percentage to Net Sales	Three Months Ended June 30, 2016	Percentage to Net Sales	Six Months Ended June 30, 2017	Percentage to Net Sales	Six Months Ended June 30, 2016	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$34.4	8.4%	$37.4	10.2%	$65.2	8.2%	$69.4	9.2%

Impairment, restructuring and reorganization charges (1)	3.2	0.8%	2.3	0.6%	7.2	0.9%	9.4	1.3%
Gain on dissolution of subsidiary	—	—%	—	—%	—	—%	(1.4)	(0.2)%
Gain on sale of real estate (2)	(2.0)	(0.5)%	—	—%	(2.0)	(0.2)%	—	—%
Health care plan modification costs (3)	(0.4)	(0.1)%	—	—%	(0.4)	—%	—	—%
Acquisition related charges (4)	0.7	0.2%	—	—%	0.7	0.1%	—	—%
Pension related charges (5)	—	—%	—	—%	1.8	0.2%	—	—%
Adjusted EBIT	$35.9	8.8%	$39.7	10.8%	$72.5	9.2%	$77.4	10.3%

Process Industries
(Dollars in millions)	Three Months Ended June 30, 2017	Percentage to Net Sales	Three Months Ended June 30, 2016	Percentage to Net Sales	Six Months Ended June 30, 2017	Percentage to Net Sales	Six Months Ended June 30, 2016	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$60.2	17.6%	$47.9	15.7%	$103.2	15.6%	$81.7	13.5%

Impairment, restructuring and reorganization charges (1)	0.1	—%	1.0	0.3%	0.1	—%	4.6	0.7%
Health care plan modification costs (3)	(0.2)	—%	—	—%	(0.2)	—%	—	—%
Acquisition related charges (4)	0.1	—%	—	—%	0.2	—%	—	—%
Pension related charges (5)	—	—%	—	—%	1.1	0.1%	—	—%
Adjusted EBIT	$60.2	17.6%	$48.9	16.0%	$104.4	15.7%	$86.3	14.2%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa during the second quarter of 2017.

(3) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(4) Acquisition related charges in 2017 relate to the acquisition of Groeneveld, Torsion Control Products, PT Tech and EDT, including one-time transaction costs.

(5) Pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

10

TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			June 30, 2017	December 31, 2016
Short-term debt, including current portion of long-term debt			$54.5	$24.2
Long-term debt			947.1	635.0
Total Debt			$1,001.6	$659.2
Less: Cash, cash equivalents and restricted cash			(447.9)	(151.5)
Net Debt			$553.7	$507.7

Total equity			$1,419.6	$1,310.9

Ratio of Total Debt to Capital			41.4%	33.5%
Ratio of Net Debt to Capital			28.1%	27.9%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$67.8	$155.5	$114.5	$204.1
Less: capital expenditures	(20.6)	(26.2)	(39.9)	(50.4)
Free cash flow	$47.2	$129.3	$74.6	$153.7

11

TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2017 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$2.60	$2.70

Forecasted Adjustments:
Impairment, restructuring and reorganization charges (1)	0.15	0.15
Pension related charges (2)	0.05	0.05
Acquisition related charges (3)	0.05	0.05
(Benefit) provision for income taxes (4)	(0.35)	(0.35)
Total Adjustments:	$(0.10)	$(0.10)
Forecasted full year adjusted diluted earnings per share	$2.50	$2.60

(1) Impairment, restructuring and reorganization charges relate to severance and other cost reduction initiatives, net of tax.

(2)Pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(3) Acquisition related charges in 2017, including one-time transaction costs.

(4) (Benefit) provision for income taxes includes the impact of discrete tax items, including the net benefit of prior year tax matters during the second quarter of 2017.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2017 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$325.0
Less: capital expenditures		(115.0)
Free cash flow		$210.0

12